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Inuvo Announces Preliminary Second Quarter 2018 Revenue of Approximately $19 Million

LITTLE ROCK, AR, July 9, 2018 (GLOBE NEWSWIRE) -- Inuvo, Inc. (NYSE American: INUV), a leading provider of artificial intelligence for advertising that serves partners, brands and agencies, today announced preliminary revenues of approximately $19 million and $39.5 million for the second quarter and first half of 2018, an increase of 4% and 11% for the comparative year over year periods, respectively.

“First half revenue growth of 11% is aligned with our expectations and guidance. We typically have a weak month during the first half of the year, which fell in April this year. Historically, this has defined the relative growth rates year over year between first quarter and the second quarter and explains why the first half growth rate is a good indicator for the overall year. We grow more excited every day about the potential for and the differentiation of, our IntentKeyTM technology. We reiterate guidance for the current year, expecting double digit revenue growth over 2017 with higher adjusted EBITDA,” stated Rich Howe, Executive Chairman of Inuvo.

The Company is in the process of finalizing its consolidated financial statements and expects to announce its comprehensive final financial results for the 2018 second quarter on August 8, 2018 via press release and Form 10-Q with the SEC. Mr. Richard Howe, President and Chief Executive Officer, and Mr. Wally Ruiz, Chief Financial Officer, will host a conference call the same day.

About Inuvo, Inc.
Inuvo®, Inc. (NYSE American:INUV) is a market leader in intelligent advertising, aligning brands with appropriate content and consumer intent.  The artificial intelligence within our patented IntentKey™ leverages contextually-based machine learning that mirrors the manner in which the human brain can instantly associate ideas, emotions, places, people and objects.  Inuvo harnesses this power by delivering high performing campaigns reaching audiences that would typically be missed. To learn more about Inuvo, please visit www.inuvo.com or download our app for Apple iPhone or for Android.

Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations with respect to our lack of profitable operating history, , changes in our business, potential need for additional capital, fluctuations in demand; changes to economic growth in the U.S. economy; and government policies and regulations, including, but not limited to those affecting the Internet, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the SEC on February 8, 2018. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Inuvo and are difficult to predict. Inuvo undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In addition to disclosing financial results in accordance with United States generally accepted accounting principles (“GAAP”), our earnings release contains the non-GAAP financial measure “Adjusted EBITDA”.

Adjusted EBITDA is not a measure of performance defined in accordance with GAAP. However, management believes that Adjusted EBITDA is useful to investors in evaluating the Company’s performance because Adjusted EBITDA is a commonly used financial analysis tool for measuring and comparing companies in the Company’s industry in areas of operating performance.

We present Adjusted EBITDA as a supplemental measure of our performance. We defined Adjusted EBITDA as net loss from continuing operations before taxes plus (i) interest expense, net, (ii) depreciation, (iii) amortization, (iv) stock-based compensation and (v) certain identified expenses that are not expected to recur or be representative of future ongoing operation of the business. These further adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same or similar to some of the adjustments in the presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Company Contact:
Inuvo, Inc.
Wally Ruiz
Chief Financial Officer
501-205-8397
wallace.ruiz@inuvo.com

Investor Contact:
KCSA Strategic Communications
Valter Pinto, Managing Director
212-896-1254
valter@kcsa.com

www.inuvo.com